Exhibit 10.1

FIRST AMENDMENT TO MASTER REPURCHASE AGREEMENT

Dated as of May 23, 2017

Between:

PENNYMAC LOAN SERVICES, LLC, as Seller

and

JPMORGAN CHASE BANK, N.A., as Buyer

The Parties have agreed to amend the Master Repurchase Agreement dated August 19, 2016 between them (the “Original MRA” and as amended hereby and as further supplemented, amended or restated from time to time (the “MRA”)), to (i) move the provisions of the Side Letter stating the terms of Buyer’s committed facility and Buyer’s  discretionary facility for Seller from the Side Letter to the MRA, (ii) extend the latest Termination Date and (iii) revise the Jumbo Loans sublimit, and they hereby amend the Original MRA as follows.

All capitalized terms used in the Original MRA and used, but not defined differently, in this amendment have the same meanings here as there.

2.         Definitions; Interpretation

(a)        Definitions

A.  Clause (xx) of the definition of “Eligible Mortgage Loan” is amended to read as follows:

(xx)       if a Jumbo Loan, whose Purchase Price, when added to the sum of the Purchase Prices of all other Jumbo Loans that are then subject to Transactions, is less than or equal to Ten Million Dollars ($10,000,000) (or such other amount as may be determined by Buyer in its sole discretion and specified in a written notice from Buyer to any Seller from time to time);

B.  The following definitions are amended to read respectively as follows:

“Facility Amount” is defined in Section 3.

“Termination Date” means the earliest of (i) the Business Day, if any, that Seller designates as the Termination Date by written notice given to Buyer at least sixty (60) days (or, if Section 8(d) is applicable, thirty (30) days) before such date, (ii) if a Change in Executive Management has occurred, the Business Day, if any, that Buyer designates as the Termination Date by written notice given to Seller at least ninety (90) days before such date, (iii) the date of declaration of the Termination Date pursuant to Section 12(b)(i) and (iv) October 13, 2017.

C.  The following new definitions are added to Section 2(a), in alphabetical order:

“Committed Facility” is defined in Section 3.

“Committed Facility Amount” is defined in Section 3.

“First Amendment to MRA” means the First Amendment to Master Repurchase Agreement dated May 23, 2017 between the Parties, amending this Agreement (for the first time).

“Uncommitted Facility Amount” is defined in Section 3.

3.         Facilities; Initiation; Confirmations; Termination

The caption of Section 3 is amended to read as the caption above reads, and the following new unnumbered paragraph is inserted immediately after the caption and before Section 3(a):

Subject to the terms and conditions set forth in this Agreement and the Side Letter, Buyer (i) agrees and is committed to enter into Transactions from time to time with respect to Eligible Mortgage Loans having a maximum aggregate Purchase Price outstanding at any one time of Fifty Million Dollars ($50,000,000) (such maximum amount, the “Committed Facility Amount”), from May 23, 2017 (the effective date of the First Amendment to MRA) until the Termination Date (such facility, the “Committed Facility”), and (ii) agrees to consider engaging, on an uncommitted and wholly discretionary basis, in additional Transactions from time to time from May 23, 2017 until the Termination Date and (only) when the Committed Facility Amount is fully funded and outstanding, of up to a maximum aggregate Purchase Price outstanding at any one time of Four Hundred Fifty Million Dollars ($450,000,000) more than the Committed Facility Amount (the “Uncommitted Facility Amount”.  The Five Hundred Million Dollar ($500,000,000) sum of the Committed Facility Amount and the Uncommitted Facility Amount is the “Facility Amount”.

15.       Notices and Other Communications

The first notice address for Buyer is amended to read as follows:

JPMorgan Chase Bank, N.A.

712 Main Street, 5th Floor North

Houston, Texas 77002

Attention:  Aaron Deutschendorf

Phone:  713) 216-0362

Fax:  (713) 216-5570

email:  aaron.d.deutschendorf@jpmorgan.com

(The remainder of this page is intentionally blank; counterpart signature pages follow)

As amended hereby, the Original MRA remains in full force and effect, and the Parties hereby ratify and confirm it.

JPMORGAN CHASE BANK, N.A.

By:	/s/ Aaron Deutschendorf
Aaron Deutschendorf
Authorized Officer

PENNYMAC LOAN SERVICES, LLC

By:	/s/ Pamela Marsh
Pamela Marsh
Managing Director, Treasurer

Unnumbered counterpart signature page to First Amendment to Master Repurchase Agreement dated May 23, 2017